SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
 Act of 1934
                     (Amendment No.        )

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                        Imo Industries Inc.
          (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                           Imo Industries Inc.
                           Princeton Pike Corporate Center
                           1009 Lenox Drive
                           P.O. Box 6550
                           Lawrenceville, NJ 08648-0550
                           609-896-7600
                           FAX: 609-896-7688


May 12, 1995

(NAME & ADDRESS)


Re:  Imo Industries Inc.
     Equity Incentive Plan for Key Employees

I understand you have expressed some concern regarding provisions of the above subject Plan and the proposal to amend said Plan to be considered at the Annual Meeting of Stockholders on May 18, 1995.

I hereby commit to have the above subject Plan amended at the next meeting of the Board of Directors to provide the following:

1. Option grants under the Plan will not be repriced without prior shareholder approval.

2. Grants of restricted stock, if any, will contain such minimum restrictions approved by the Board, as performance-based criteria which must be met prior to vesting or a minimum time period of five years during which shares would vest in equal annual increments.

Thank you for your consideration of this matter. I appreciate that the above two amendments we will make enables you to vote in favor of the proposed amendment to the Plan, which will enable me to continue to attract, retain and motivate key employees for the Company.

Sincerely,



/s/DONALD K. FARRAR
Donald K. Farrar
Chairman and Chief Executive Officer